UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 22, 2008
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-29187-87 (Commission File Number)	76-0415919 (I.R.S. Employer Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas (Address of principal executive offices)	77002 (Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Indenture
First Supplemental Indenture
Opinion of Baker Botts L.L.P.
Opinion of Baker Botts L.L.P.- Tax Matters

Item 1.01	Entry into a Material Definitive Agreement
     4.375% Convertible Senior Notes due 2028
     On May 28, 2008, Carrizo Oil & Gas, Inc. (the “Company”), pursuant to an Underwriting Agreement dated May 21, 2008 with Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein, issued and sold an aggregate principal amount of $373,750,000 of the Company’s 4.375% Convertible Senior Notes due 2028 (the “Notes”) pursuant to the Company’s registration statement on Form S-3, as amended (File No. 333-142346). The Notes were issued pursuant to the Indenture (the “Original Indenture”) dated May 28, 2008 among the Company, the subsidiaries named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the First Supplemental Indenture thereto between the Company and the Trustee dated May 28, 2008 (the “Supplemental Indenture”). The Original Indenture is filed as Exhibit 4.1 hereto, the Supplemental Indenture is filed as Exhibit 4.2 hereto, and both agreements are incorporated herein by reference. The form of the Notes issued pursuant to the Supplemental Indenture is attached as an exhibit to the Supplemental Indenture and the terms and conditions thereof are incorporated herein by reference.
     The Notes will be convertible, under certain circumstances, using a net share settlement process, into a combination of cash and the Company’s common stock determined as described in the prospectus supplement relating to the offering. In general, upon conversion of a Note, the holder of such Note will receive cash up to the principal amount of the Note and common stock in respect of the remainder, if any, of the Company’s conversion obligation in excess of such principal amount. The initial conversion price is approximately $100.06 (subject to adjustment in certain circumstances), based on the initial conversion rate of 9.9936 shares of common stock per $1,000 principal amount of Notes. The conversion price represents a conversion premium of 47.5% to the closing price of the Company’s common stock on the Nasdaq Global Select Market on May 21, 2008 of $67.84. In addition, if certain fundamental changes occur on or before June 1, 2013 , the Company will in some cases increase the conversion rate for a holder electing to convert Notes in connection with such fundamental change.
     The Notes will bear interest at a rate of 4.375% per annum. The Notes will mature on June 1, 2028 and may not be redeemed by the Company prior to June 1, 2013, after which they may be redeemed at 100% of the principal amount plus accrued and unpaid interest. Holders of the Notes may require the Company to repurchase some or all of their Notes for cash on June 1, 2013, 2018 and 2023, or in the event of certain fundamental changes, at 100% of the principal amount plus accrued and unpaid interest. The Notes will be senior unsecured obligations of the Company.

     Prepayment of Second Lien Credit Agreement
     On May 22, 2008, the Company delivered notice to the administrative agent of its Second Lien Credit Agreement dated as of July 21, 2005, among the Company, CCBM, Inc., the lenders from time to time party thereto and the agents thereunder, that it intends to prepay in full all outstanding loans under the Credit Agreement on May 28, 2008 with a portion of the proceeds from the sale of Notes described above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events
     The legal opinions of Baker Botts L.L.P. in connection with the issuance of the Notes described in Item 1.01 are filed herewith as Exhibits 5.1 and 8.1.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit Number	Description

4.1	Indenture among Carrizo Oil & Gas, Inc., the subsidiaries named therein and Wells Fargo Bank, National Association, as trustee, dated May 28, 2008.

4.2	First Supplemental Indenture dated May 28, 2008 between Carrizo Oil & Gas, Inc. and Wells Fargo Bank, National Association, as trustee.

5.1	Exhibit 5.1 Opinion of Baker Botts L.L.P.

8.1	Exhibit 8.1 Opinion of Baker Botts L.L.P. relating to tax matters.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer
Date: May 28, 2008

Exhibit Index

Exhibit Number	Description

4.1	Indenture among Carrizo Oil & Gas, Inc., the subsidiaries named therein and Wells Fargo Bank, National Association, as trustee, dated May 28, 2008.

4.2	First Supplemental Indenture dated May 28, 2008 between Carrizo Oil & Gas, Inc. and Wells Fargo Bank, National Association, as trustee.

5.1	Exhibit 5.1 Opinion of Baker Botts L.L.P.

8.1	Exhibit 8.1 Opinion of Baker Botts L.L.P. relating to tax matters.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).